EXHIBIT 32.1

CERTIFICATION
OF
PRINCIPAL EXECUTIVE OFFICER
AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACTO OF 2002

I, Albert H. Pleus, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of a21, Inc. for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of a21, Inc.

I, Jose A. Perez, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of a21, Inc. for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of a21, Inc.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification if being furnished and is not deemed filed.

    By: /s/ ALBERT H. PLEUS
          ----------------------------------
          Albert H. Pleus
          Chief Executive Officer
          (Principal Executive Officer)

    By: /s/ JOSE A. PEREZ
          ----------------------------------
          Jose A. Perez
          Principal Financial Officer

Dated: May 13, 2005